Exhibit 4.2

                        DIAMOND TRIUMPH AUTO GLASS, INC.

                          9 1/4% Senior Notes Due 2008

                          REGISTRATION RIGHTS AGREEMENT

                                                            New York, New York
                                                              March 31, 1998


First Union Capital Markets
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
As Initial Purchasers under the Purchase Agreement
c/o First Union Capital Markets
301 South College Street, TW-10
Charlotte, NC 28288-0606

Ladies and Gentlemen:

                  This Registration Rights Agreement (the "Agreement") is dated as of March 31, 1998, by and among Diamond Triumph Auto Glass, Inc., a Delaware corporation (the "Issuer"), First Union Capital Markets, a division of Wheat First Securities, Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers").

                  This Agreement is being entered into in connection with a certain note purchase agreement, dated March 26, 1998, between the Issuer and the Initial Purchasers (the "Purchase Agreement"), which provides for the issuance and sale by the Issuer to the Initial Purchasers of $100,000,000 aggregate principal amount of the Issuer's 9 1/4% Senior Notes Due 2008 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchasers to purchase the Notes under the Purchase Agreement. The parties hereby agree as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" means the Securities Act of 1933. as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Additional Interest" has the meaning set forth in Section 4 hereto.

                  "Affiliate" means, with respect to any specified person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such

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specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Business Day" means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of Charlotte, North Carolina or New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                  "Closing Date" has the meaning set forth in the Purchase Agreement.

                  "Commission" mean the Securities and Exchange Commission.

                  "Consummate" means, with respect to a Registered Exchange Offer, the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration statement relating to the Exchange Notes to be issued in the Registered Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant t to Section 2(c)(ii) hereof, (c) the Issuer's acceptance for exchange of all Transfer Restricted Notes duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer and (d) the delivery of Exchange Notes by the Issuer to the registrar under the Indenture in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Notes validly tendered by Holders thereof pursuant to the Registered Exchange Offer. The term "Consummation" has a meaning correlative to the foregoing.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" means debt securities of the Issuer substantially identical in all material respects to the Notes (except that the Additional Interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued under the Indenture.

                  "Exchange Offer Registration Period" means the 180-day period following the Consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement; provided, however, that in the event that all resales of Exchange Notes (including, subject to the time periods set forth herein, any resales by Exchanging Dealers) covered by such Exchange Offer Registration Statement have been made, the Exchange Offer Registration Statement need not thereafter remain continuously effective for such period.

                  "Exchange Offer Registration Statement" means a registration statement of the issuer on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


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

                  "Exchanging Dealer" means any Holder (which may include any of the Initial Purchasers) that is a broker-dealer, electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes.

                  "Filing Date" has the meaning set forth in Section 2 hereto.

                  "Final Memorandum" has the meaning set forth in the Purchase Agreement.

                  "Holder" means any holder from time to time of Transfer Restricted Notes or Exchange Notes (including any of the Initial Purchasers).

                  "Indenture" means the indenture relating to the Notes and the Exchange Notes, to be dated as of the Closing Date, among the Issuer and State Street Bank and Trust Company, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof. It shall include the provisions of the Trust Indenture Act that are deemed to be part of the Indenture.

                  "Initial Purchasers" has the meaning set forth in the preamble hereto.

                  "Issuer" has the meaning set forth in the preamble hereto.

                  "Losses" has the meaning set forth in Section 7(d) hereto.

                  "Majority Holders" means the Holders of a majority of the aggregate principal amount of Transfer Restricted Notes registered under a Registration Statement.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering under a Shelf Registration Statement.

                  "Notes" has the meaning set forth in the preamble hereto.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

                  "Purchase Agreement" has the meaning set forth in the preamble hereto.

                  "Registered Exchange Offer" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes.

                  "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Transfer Restricted Notes (including any guarantees of each thereof) pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

                  "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.


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

                  "Shelf Registration Period" has the meaning set forth in
Section 3(c) hereof.

                  "Shelf Registration Statement" means a "shelf' registration statement of the Issuer pursuant to the provisions of Section 3 hereof, which covers some or all of the Transfer Restricted Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Shelf Registration Trigger Date" means the date on which the filing of a Shelf Registration is requested or required under Section 3 hereof.

                  "Transfer Restricted Notes" means each Note upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which Section 3 (a) (ii) and Section 3 (a) (iv) apply upon original issuance and at all times subsequent thereto, until in the case of any such Note or Exchange Note, as the case may be, the earliest to occur of (i) the date on which such Note has been exchanged by a person other than an Exchanging Dealer for an Exchange Note (other than with respect to an Exchange Note as to which Section 3
(a) (ii) and Section 3 (a) (iv) apply), (ii) with respect to Exchange Notes received by Exchanging Dealers in the Exchange Offer, the earlier to occur of
(x) the date on which such Exchange Note has been sold by such Exchanging Dealer by means of the Prospectus contained in the Exchange Offer Registration Statement and (y) the date on which the Exchange Offer Registration Statement has been effective under the Act for a continuous period of 180 days following Consummation, (iii) a Shelf Registration Statement covering such Note or Exchange Note, as the case may be, has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (iv) the date on which such Note or Exchange Note, as the case may be, is disposed of pursuant to Rule 144 under the Act or (v) such Note or Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means the trustee with respect to the Notes or Exchange Notes, as applicable, under the Indenture.

                  2. Registered Exchange Offer: Resales of Exchange Notes by Exchanging Dealers: Private Exchange. (a) The Issuer shall prepare and, not later than the earlier to occur of (i) the date of any filing of a registration statement by the Issuer under the Securities Act and (ii) 730 days from the date of original issuance of the Notes (or, if such 730th day is not a Business Day, by the first Business Day thereafter), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer (the date of such filing hereinafter referred to as the "Filing Date"). The Issuer shall use its best efforts (i) to cause the Exchange Offer Registration Statement to be declared effective under the Act within 150 days from the Filing Date (or, if such 150th day is not a Business Day, by the first Business Day thereafter), and (ii) to Consummate the Registered Exchange Offer within 60 Business Days from the date the Exchange Offer Registration Statement becomes effective (or, if such 60th day is not a Business Day, by the first Business Day thereafter).

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence and Consummate the Registered Exchange Offer. The objective of such Registered Exchange Offer is to enable each Holder electing to exchange Transfer Restricted


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

Notes for Exchange Notes (assuming that such Holder (x) is not an "affiliate" of the Issuer within the meaning of the Act, (y) is not a broker-dealer that acquired the Transfer Restricted Notes in a transaction other than as a part of its market-making or other trading activities and (z) if such Holder is not a broker-dealer, acquires the Exchange Notes in the ordinary course of such Holder's business, is not participating in the distribution of the Exchange Notes and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to resell such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Issuer shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Registered Exchange Offer open for acceptance for not less than 30 Business Days after the date notice thereof is mailed to the Holders;

                  (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                  (iv) comply in all material respects with all applicable laws relating to the Registered Exchange Offer.

                  (d) The Issuer may suspend the use of the Prospectus for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period for valid business reasons, to be determined by the Issuer in its sole reasonable judgment (not including avoidance of its obligations hereunder), including, without limitation, the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events; provided that the Issuer promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

                  (e) As soon as practicable after the Consummation of the Registered Exchange Offer, the Issuer shall cause the Trustee promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Transfer Restricted Notes of such Holder so accepted for exchange.

                  (f) The Initial Purchasers and the Issuer acknowledge that, pursuant to interpretations by the staff of the Commission of Section 5 of the Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuer shall:

                  (i) include the information set forth in Annex A hereto on the cover of the Prospectus forming a part of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration


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

         Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

                  (ii) use its best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery of the Prospectus included therein by Exchanging Dealers in connection with sales of Exchange Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 5(h) below.

                  (g) In the event that any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Transfer Restricted Notes constituting any portion of an unsold allotment, upon the effectiveness of the Shelf Registration Statement as contemplated by Section 3 hereof and at the request of such Initial Purchaser, the Issuer shall issue and deliver to such Initial Purchaser, or to the party purchasing Transfer Restricted Notes registered under the Shelf Registration Statement from such Initial Purchaser, in exchange for such Transfer Restricted Notes, a like principal amount of Exchange Notes to the extent permitted by applicable law. The Issuer shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

                  3. Shelf Registration. (a) If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to Consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy, (ii) prior to the 60th day preceding the Filing Date (1) any Holder notifies the Issuer that due to a change in applicable law or Commission policy it is not entitled to participate in the Registered Exchange offer or that it may not resell Exchange Notes acquired by it in the Registered Exchange Offer to the public without complying with the registration and prospectus delivery requirements of the Act and the delivery of the Prospectus contained in the Exchange Offer Registration Statement, as appropriately amended, is not a legally available alternative or (2) any Holder notifies the Issuer that it owns Notes (including, without limitation, Notes held by any of the Initial Purchasers that constitute any portion of an unsold allotment) acquired directly from the Issuer or an Affiliate of the Issuer,
(iii) the Registered Exchange Offer is not Consummated within 180 days of the Filing Date, or (iv) in the case where the Initial Purchaser participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to Section 2(g) hereof, the Initial Purchaser does not receive freely tradable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that, for purposes of this Section 3, (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Transfer Restricted Notes shall result in such Exchange Notes being not "freely tradable" and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Transfer Restricted Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradable"), the following provisions shall apply:

                  (b) The Issuer shall prepare and file with the Commission a Shelf Registration Statement prior to the later of (i) the Filing Date, (ii) if such Shelf Registration Statement is required pursuant to Section 3 (a) (i),
(ii), or (iv), the 60th day following the Shelf Registration Trigger Date (or if such 60th day is not a Business Day, by the first Business Day thereafter) and
(iii) if such Shelf Registration Statement is required pursuant to Section 3 (a)
(iii), the 215th day following the Filing Date (or, if such 215th day is not a Business Day, by the first Business Day thereafter). The Issuer


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

shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as possible following the filing thereof. With respect to Exchange Notes received by any Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuer may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of their obligations under this paragraph (b) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (c) The Issuer shall use its best efforts to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (i) the 180th day following the date on which the Shelf Registration Statement was declared effective and (ii) such date as of which all the Transfer Restricted Notes have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuer shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Notes covered thereby not being able to offer and sell such notes during that period, unless such action is (x) required by applicable law or (y) pursuant to Section 3(d) hereof, and, in either case, so long as the Issuer promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

                  (d) The Issuer may suspend the use of the Prospectus for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 90 days in any twelve-month period for valid business reasons, to be determined by the Issuer in its sole reasonable judgment (not including avoidance of its obligations hereunder), including, without limitation, the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events; provided that the Issuer promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

                  (e) No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Notes shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not misleading.

                  4. Additional Interest.

                  (a) The parties hereto agree that the Holders of the Exchange Notes or the Transfer Restricted Notes, as the case may be, will suffer damages if the Issuer fails to perform its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that (i) the applicable Registration Statement is not filed with the Commission on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement has not been declared effective by the Commission on or prior to the date specified herein for such effectiveness after such obligation arises, (iii) if the Exchange Offer is


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

required to be Consummated hereunder, the Exchange Offer has not been Consummated by the Issuer within the time period set forth in Section 2(a) or
(iv) the applicable Registration Statement is filed and declared effective but shall thereafter cease to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes during a period in which it is required to be effective hereunder without being succeeded immediately by any additional Registration Statement covering the Transfer Restricted Notes or the Exchange Notes, as the case may be, which has been filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the interest rate on the Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default, by 0.25% per annum and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until such Registration Default has been cured, up to a maximum amount of 0.50% per annum with respect to all Registration Defaults. Following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease and upon the cure of all Registration Defaults the interest rate on the Transfer Restricted Notes will revert to the original rate.

                  (b) The Issuer shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which any Transfer Restricted Notes are issued) immediately upon the happening of each and every Registration Default. The Issuer shall pay the Additional Interest due on the Transfer Restricted Notes by depositing with the paying agent (which shall not be the Issuer for these purposes) for the Transfer Restricted Notes, in trust, for the benefit of the Holders thereof, prior to 11:00 A.M. on the next interest payment date specified in the Indenture (or such other indenture), sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the applicable Registration Default.

                  (c) The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by holders of Transfer Restricted Notes by reason of the happening of any Registration Default.

                  (d) All of the Issuer's obligations set forth in this Section 4 which are outstanding with respect to any Exchange Note or Transfer Restricted Note at the time such note ceases to be covered by an effective Registration Statement shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the Agreement).

                  5. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Issuer shall furnish to each of the Initial Purchasers, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as each of the Initial Purchasers reasonably may propose.

                  (b) The Issuer shall ensure that:


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

                  (i) any Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto complies in all material respects with the Act;

                  (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading: and

                  (iii) any Prospectus forming pan of any Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

provided, that no representation or agreement is made hereby with respect to information with respect to any of the Initial Purchasers, any Underwriter or any Holder required to be included in any Registration Statement or Prospectus pursuant to the Act or provided by any of the Initial Purchasers, any Holder or any Underwriter specifically for inclusion in any Registration Statement or Prospectus.

                  (c) (1) The Issuer shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Notes covered thereby, and, if requested by any of the Initial Purchasers or any such Holder, confirm such advice in writing:

                  (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                  (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

                  (2) The Issuer shall advise the Initial Purchasers and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Notes covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer that has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested by any of the Initial Purchasers or any such Holder or Exchanging Dealer, confirm such advice in writing:

                  (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (ii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes included in any Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (iii) of the suspension of the use of the Prospectus pursuant to Section 5(c) hereof or of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the


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

         statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Issuer shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time and in any event shall within 30 days of any such order (or, if such 30th day is not a Business Day, by the first Business Day thereafter) amend the Registration Statement covering all of the Transfer Restricted Notes (whereupon references herein to the Registration Statement shall be deemed to include reference to such additional filing).

                  (e) The Issuer shall furnish to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial schedules, and, if the Holder so requests in writing, all exhibits thereto (including statements and those incorporated by reference).

                  (f) The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto.

                  (g) The Issuer shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, any documents incorporated by reference therein and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

                  (h) The Issuer shall, during the Exchange Offer Registration Period, deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request; and the Issuer consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer in connection with the offering and sale of the Exchange Notes, as provided in Section 2(f) above.

                  (i) Prior to the Registered Exchange offer or any other offering of Transfer Restricted Notes pursuant to any Registration Statement, the Issuer shall register, qualify or cooperate with the Holders of Transfer Restricted Notes included therein and their respective counsel in connection with the registration or qualification of such Transfer Restricted Notes for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Notes covered by such Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified, to file any general consent to seance of process or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (j) The Issuer shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in denominations and registered in such names as Holders may request prior to sales of Transfer Restricted Notes pursuant to such Registration Statement.

                  (k) Upon the occurrence of any event contemplated by paragraph
(c)(2)(iii) of this Section 5, the Issuer shall promptly prepare and file a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Transfer Restricted Notes included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) The Issuer shall use its reasonable best efforts to cause The Depository Trust Company ("DTC") on the first Business Day following the effective date of any Registration Statement hereunder or as soon as possible thereafter to remove (i) from any existing CUSIP number assigned to the Transfer Restricted Notes or Exchange Notes, as the case may be, any designation indicating that such notes are "restricted securities," which efforts shall include delivery to DTC of a letter executed by the Issuer substantially in the form of Annex E hereto and (ii) any other stop or restriction on DTC's system with respect to the Transfer Restricted Notes or Exchange Notes, as the case may be. In the event the Issuer is unable to cause DTC to take actions described in the immediately preceding sentence, the Issuer shall take such actions as the Initial Purchasers may reasonably request to provide, as soon as practicable, a CUSIP number for the Transfer Restricted Notes or Exchange Notes registered under such Registration Statement and to cause such CUSIP number to be assigned to the Transfer Restricted Notes or Exchange Notes (or to the maximum aggregate principal amount of the securities to which such number may be assigned).

                  (m) The Issuer shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (n) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (o) The Issuer may require each Holder of Transfer Restricted Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such Transfer Restricted Notes as may, from time to time, be reasonably required by the Act and the rules and regulations promulgated thereunder, and the obligations of the Issuer to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

                  (p) The Issuer shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide or, if the Transfer Restricted Notes are being sold in an under written offering, as the Managing Underwriters and the Majority Holders reasonably agree should be included therein and provide to the Issuer in writing for inclusion in the Shelf Registration Statement or Prospectus, and (ii) such information as a Holder may provide from time to time to the Issuer in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Transfer Restricted Notes and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (q) In the case of any Shelf Registration Statement, the Issuer shall enter into such agreements (including underwriting agreements) and take all other customary and appropriate actions as may be reasonably requested in order to expedite or facilitate the registration or the disposition of any Transfer Restricted Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

                  (r) In the case of any Shelf Registration Statement, the Issuer shall:

                  (i) make reasonably available for inspection by the Holders of Transfer Restricted Notes to be registered thereunder, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and any of its subsidiaries;

                  (ii) cause the Issuer's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such Underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuer, in its sole discretion, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or agent, unless (x) disclosure thereof is made in connection with a court proceeding or required by law; provided that, each Holder and any such Managing Underwriter, attorney, accountant or agent will, upon learning that disclosure of such information is sought in a court proceeding or required by law, give reasonable notice to the Issuer with enough time to allow the Issuer to undertake appropriate action to prevent disclosure at the Issuer's sole expense, or (y) such information becomes available to the public generally through the Issuer or through a third party without an accompanying obligation of confidentiality;

                  (iii) make such representations and warranties to the Holders of Transfer Restricted Notes registered thereunder and the Managing Underwriters, if any, in form, substance and scope as are customarily made by issuers to Managing Underwriters and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                  (iv) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the Managing Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and Managing Underwriters;

                  (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of the Transfer Restricted Notes covered by such Shelf Registration Statement (provided such Holder furnishes the accountants with such representations as the accountants customarily require in similar situations) and the Managing Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings;

                  (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with
         Section 5(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer; and

                  (vii) The foregoing actions set forth in clauses (iii), (iv),
         (v) and (vi) of this Section 5(r) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (s) The Issuer shall, if and to the extent required under the Act and/or the Trust Indenture Act and the rules and regulations thereunder in order to register the Transfer Restricted Notes (including any guarantees thereof) under the Act and qualify the Indenture under the Trust Indenture Act, cause each guarantor, if any, to sign any Registration Statement and take all other action necessary to register any such guarantees under the applicable Registration Statement.

                  6. Registration Expenses. The Issuer shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof (other than brokers', dealers' and underwriters' discounts and commissions and brokers', dealers' and underwriters' counsel fees) and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith.

                  7. Indemnification and Contribution.

                  (a) (i) In connection with any Registration Statement, the Issuer agrees to indemnify and hold harmless each Holder of Transfer Restricted Notes covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation. at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in any preliminary Prospectus or Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the Issuer will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Holder furnished to the Issuer by or on behalf of any such Holder specifically for inclusion therein, (B) use of a Registration Statement or the related Prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a Prospectus when use of such Prospectus has been suspended pursuant to Section 5(c); provided, further, in each case, that Holders received prior notice of such stop order, initiation of proceedings or suspension or (C) if the Holder is required to but does not deliver a Prospectus or the then current Prospectus. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

                  (ii) The Issuer also agrees to indemnify or contribute to Losses, as provided in Section 7(d), of any Managing Underwriters of Transfer Restricted Notes registered under a Registration Statement, their officers and directors and each person who controls such Managing Underwriters on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

                  (b) Each Holder of Transfer Restricted Notes covered by a Registration Statement severally agrees to indemnify and hold harmless the Issuer, its directors, officers, employees and agents and each person who controls the Issuer within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying patty (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying patty of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including, local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party, provided further, that the indemnifying party shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a) or paragraph (b) above. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Transfer Restricted Notes purchased by such Underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the sum of (x) the aggregate principal amount of the Notes and (y) the total amount of Additional Interest which the Issuer was not required to pay as a result of registering the Transfer Restricted Notes covered by the Registration Statement which resulted in such Losses. Benefits received by any Holder shall be deemed to be equal to the value of receiving Transfer Restricted Notes registered under the Act. Benefits received by any Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Issuer or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive the sale by a Holder of Transfer Restricted Notes covered by a Registration Statement.

                  8. Miscellaneous.

                  (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into any agreement that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Notes are being sold pursuant to a Shelf Registration Statement or whose Notes are being exchanged pursuant to an Exchange Offer Registration Statement, as the case may be, and which does not directly or indirectly affect the rights of other Holders may be given by such Holders, determined on the basis of Notes being sold rather than registered. Notwithstanding any of the foregoing, no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 7 hereof shall be effective as against any Holder of Transfer Restricted Notes unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to the Initial Purchasers, as follows:

                      First Union Capital Markets
                      301 South College Street, TW-10
                      Charlotte, NC 28288-0606
                      Attention: Corporate Finance Department

                      BT Alex. Brown Incorporated
                      300 South Grand Avenue, 41st Floor
                      Los Angeles, CA 90071
                      Attention: Financial Sponsors Group

                      Donaldson, Lufkin & Jenrette Securities Corporation 277 Park Avenue
                      New York, NY 10172
                      Attention: Syndicate Department

                  (ii) if to any other Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this
         Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to the Initial Purchaser; and

                  (iii) if to the Issuer, as follows:

                        Diamond Triumph Auto Glass, Inc.
                        220 Division Street
                        Kingston, Pennsylvania 18704
                        Attention: General Counsel

                  All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail, telex or telecopier.

                  The Issuer by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuer thereto, subsequent Holders. The Issuer hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without regard to the conflicts of law rules thereof.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (i) Notes Held by the Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Transfer Restricted Notes or Exchange Notes is required hereunder, Transfer Restricted Notes or Exchange Notes held by the Issuer or its Affiliates (other than subsequent Holders of Transfer Restricted Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  Please confirm that the foregoing correctly sets forth the agreement among the Issuer and the Initial Purchasers.

                                      Very truly yours,

                                      DIAMOND TRIUMPH AUTO GLASS, INC.


                                      By: /s/ Kenneth Levine
                                          ------------------------------------
                                          Name: Kenneth Levine
                                          Title: Co-Chief Executive Officer

The foregoing Agreement is hereby
accepted as of the date first written above on behalf of itself and the other Initial Purchasers.

FIRST UNION CAPITAL MARKETS,
A DIVISION OF WHEAT FIRST SECURITIES, INC.


By:    /s/ Eric Lloyd
      ----------------------------
Name: Eric Lloyd
      Title: Director